UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 16, 2007

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On July 16, 2007, Raafat Fahim, Ph.D. and Nabi Biopharmaceuticals (the “Company”) entered into an Employment Agreement, effective May 18, 2007, pursuant to which Dr. Fahim will serve as Senior Vice President Research, Technical and Production Operations of the Company and Chief Operating Officer and General Manager of the Company’s Biologics SBU (the “Employment Agreement”). Under the terms of the Employment Agreement, Dr. Fahim will receive, (i) a base salary equal to $350,000 per year, (ii) $12,000 per year so that Dr. Fahim can contribute to his Supplemental Executive Retirement Plan (which amount will be grossed up for applicable taxes), (iii) an auto allowance of $1,200 per month, (iv) the cost of financial planning services up to $3,000 per year, and (v) at the Company’s cost, term life insurance of $500,000 in excess of the term life insurance coverage the Company provides its employees generally.

The employment period under the Employment Agreement ends on May 31, 2010, but the Employment Agreement provides that upon the expiration of the initial employment period or any extension thereof, it shall be automatically extended for an additional three-year period unless either party gives written notice at least 30 days prior to the end of the employment period that it or he does not wish to extend the term of the Employment Agreement.

The Employment Agreement may be terminated by either party upon 30 days prior written notice. The Company may also terminate the Employment Agreement for “cause” (as defined in the Employment Agreement) or disability during the employment period. In the event that his employment is terminated by the Company other than for cause or disability, then Dr. Fahim is entitled to receive the following severance benefits: (i) severance pay equal to his base salary as in effect at the time of such termination for 18 months, (ii) pro rated bonus compensation based on the number of full calendar months that Dr. Fahim was employed and the amount of bonus compensation which would have been payable with respect to such year, (iii) the continuation of certain fringe benefits for 18 months, (iv) executive outplacement services up to $18,000, and (v) immediate vesting of any non-vested stock options, restricted stock and similar incentive equity instruments held by Dr. Fahim (other than retention program awards). In the event that his employment is terminated by the Company due to Dr. Fahim’s disability or death, then Dr. Fahim is entitled to receive, (i) pro rated bonus compensation based on the number of full calendar months that Dr. Fahim was employed and the amount of bonus compensation which would have been payable with respect to such year, and (ii) immediate vesting of any non-vested stock options, restricted stock and similar incentive equity instruments held by Dr. Fahim (other than retention program awards).

This description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: July 19, 2007	By:	/s/ Jordan I. Siegel
Name: Jordan I. Siegel Title: Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer